EMARKETPLACE, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]


The following pro forma condensed combined balance sheet as of September 30, 1999, and the pro forma condensed combined statement of operations for the three months ended September 30, 1999 and for the year ended June 30, 1999 reflect the following acquisition by the Company.

[I] On November 23, 1999, eMarketplace, Inc. (the "Company") and its wholly owned subsidiary, TopTeam, Inc. ("TopTeam"), closed on the acquisition of six Internet consulting companies (the "Interactive Architects"). In connection with the acquisition of the Interactive Architects, the Company issued a total of 1,045,000 shares of its common stock in exchange for shares of common stock of each of the Interactive Architects (inclusive of optionees exercising exchange rights under acquisition agreements). Concurrently therewith, (i) the Company contributed its newly purchased shares of the Interactive Architects to TopTeam in exchange for TopTeam's issuance of 3,310,000 shares of its common stock, and
(ii) the stockholders of the Interactive Architects contributed all of the remaining outstanding shares of the Interactive Architects (the shares not purchased by the Company) to TopTeam in exchange for the issuance of 3,810,000 shares of TopTeam common stock. (Minority Interest)

[II] In connection with the acquisition of the Interactive Architects, the Company executed a promissory note in favor of TopTeam in the aggregate amount of $1,000,000 bearing interest at a rate of seven percent (7%) per annum (the "Note"). Interest payments are due and payable monthly and the principal amount outstanding is due and payable on November 22, 2001. TopTeam is required to prepay the Note in full in the event that TopTeam consummates an initial public offering of its common stock which generates gross proceeds of not less than $25 million. In addition, as consideration for this acquisition, the Company received 250,000 shares of TopTeam common stock. The Company also purchased 250,000 shares of TopTeam Series A Convertible preferred stock for the total amount of $1,000,000. In addition, the Company received rights for 3,600,000 shares of TopTeam common Stock (See III below).

[III] On December 15, 1999, the Company agreed to sell and assign the following to Internet Asset Inc. Class D for $2,000,000 as of November 23, 1999 (See II above).

(a) A $1,000,000 promissory note, dated November 23, 1999, issued by TopTeam, Inc.;
(b)  250,000 shares of TopTeam's common stock;
(c)  250,000 shares of the TopTeam's Series A preferred stock; and
(d) Subject to certain conditions, an option to exercise rights to purchase 500,000 shares of TopTeam's stock at $7.50 per share ("Option Rights"). The Option Rights expired January 20, 2000' although they were extended until the earlier of i) February 20, 2000, or ii) within five (5) days following notice of a firm commitment from a "bulge bracket" investment bank to underwrite the common stock of TopTeam.

As a result of these transactions, (a) the Company presently owns (i) 3,310,100 (3,560,100 - 250,000) shares of TopTeam common stock (44.9% of the total number of shares of TopTeam common stock outstanding), and (ii) rights to purchase 3,600,000 shares of TopTeam common stock at a purchase price of $7.50 per share expiring upon the earlier of May 23, 2000, or the effective date of a TopTeam registration statement, subject to the Option Rights, and (b) TopTeam owns all of the outstanding shares of capital stock of each of the Interactive
Architects. The Company is consolidating with TopTeam as it has operational control over the entities.

The pro forma information is based on the historical financial statements of the Company and the acquired entities giving effect to the proposed transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The pro forma financial statements have been prepared by management based upon the historical financial statements included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes contained elsewhere herein.

The pro forma balance sheet assumes the transaction occurred on the balance sheet date. The pro forma statements of operations assume the transaction was completed at the beginning of the fiscal year presented. Historical statements of operations will reflect the transaction from the date of closing onward.

EMARKETPLACE, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]

I.    BALANCE SHEET ADJUSTMENTS:

      [A]  To reflect total cost of investment.
           1,045,000 shares of the Company with an estimated fair value of          $    4,154,000
           3,810,000 shares of TopTeam with an estimated fair value of                   4,785,500
                                                                                    --------------

           Total Purchase Cost                                                      $    8,939,500
                                                                                    ==============

      [B] To reflect allocation of purchase cost to acquired equities and minority interest, with the residual of $4,307,362 allocated to goodwill. Goodwill will be amortized over 10 years under the straight-line method (service based).

      [C] To reflect Internet Asset, Inc. Class D agreement (see III on Introductory Page).

      [D] To reflect an accrual of $850,089 for Pre-Paid Acquisition Costs related to the transaction (primarily legal & accounting fees) to Goodwill.



II.   STATEMENTS OF OPERATIONS ADJUSTMENTS:

      [J] To reflect expense of goodwill amortization for annual amount of $515,745 (quarterly amount of $128,936).

      [K] To reflect the P&L impact of Minority Interest resulting from the acquisition.

      [L] To reflect the elimination of Income Taxes which would not be reflected on a combined basis.



III.  ADJUSTMENTS NOT REFLECTED IN THE PRO FORMA FINANCIAL STATEMENTS:

      [1] Possible bonuses of $116,000 annually based upon predetermined corporate performance objectives determined by the Board.

      [2] Rights to purchase 3,600,000 + 375,000 shares of TopTeam at $7.50 per share.



IV. OWNERSHIP IN TOPTEAM MINORITY INTEREST CALCULATION (exclusive of rights to purchase 3,600,000 shares of TopTeam at 7.50 per share issued to eMarketplace):


      Interactive Architects        3,810,000           51.7%
      eMarketplace                  3,310,100           44.9%
      Class D (IAI)                   250,000            3.4%
                                 ------------
                                    7,370,100
                                 ============

EMARKETPLACE, INC.                                                                                                      EXHIBIT A

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1999.
[UNAUDITED]
                                                    Historicals
                                            -----------------------------
                                                 EMKT         Acquired             Pro Forma Adjustments
                                             September 30,  Entities from     -------------------------------        Pro Forma
                                                 1999        Schedule #1         Debit              Credit            Combined
                                            --------------  -------------     ------------       ------------      --------------
ASSETS:
Current Assets:
  Cash and Cash Equivalents                 $      810,942  $     834,326     $  2,000,000 [C]   $                 $    3,645,268
  Restricted Cash                                2,690,124             --                                               2,690,124
  Accounts Receivable, net                          76,825      3,473,796                                               3,550,621
  Note Receivable to related party                      --        287,751                                                 287,751
  Prepaid and Other Current Assets                 328,000        287,467                                                 615,467
                                            --------------  -------------                                          --------------

  Total Current Assets                           3,905,891      4,883,340                                              10,789,231
                                            --------------  -------------                                          --------------

Property and Equipment - Net                        51,953      3,626,319                                               3,678,272
                                            --------------  -------------                                          --------------
                                                                                                      670,000  [C]
Investments                                             --         80,000        8,939,500 [A]      8,269,500  [B]         80,000
                                            --------------  -------------                                          --------------

Other Assets:
  Intangible Assets, net                        10,197,629          5,678        4,307,362 [B]                         15,360,758
                                                                                   850,089 [D]
  Other                                            126,507         59,017                                                 185,524
                                            --------------  -------------                                          --------------

  Total Other Assets                            10,324,136         64,695                                              15,546,282
                                            --------------  -------------                                          --------------

TOTAL ASSETS                                $   14,281,980  $   8,654,354                                          $   30,093,785
                                            ==============  =============                                          ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Line of credit                            $           --  $     982,158                                                 982,158
  Current portion of debt                               --        247,080                                                 247,080
  Accounts Payable                               1,051,007      1,162,149                                               2,213,156
  Other Accrued Liabilities                        357,712      1,448,056                             850,089 [D]       2,655,857
                                            --------------  -------------                                          --------------

  Total Current Liabilities                      1,408,719      3,839,443                                               6,098,251
                                            --------------  -------------                                          --------------

Debt
  Notes payable and notes payable
    to related party                               178,600        105,331                                                 283,931
  Long-term Note Payable                                --             --                           1,000,000 [C]       1,000,000
  Long-term portion of capital lease                    --      2,879,767                                               2,879,767
                                            --------------  -------------                                          --------------

  Total Debt                                       178,600      2,985,098                                               4,163,698
                                            --------------  -------------                                          --------------

TOTAL LIABILITIES                                1,587,319      6,824,541                                              10,261,949
                                            --------------  -------------                                          --------------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock                                       1,269        581,799          581,799 [B]            104 [A]           1,373
  Common Stock Subscribed at Par                        70             --                                                      70
  Capital in Excess of Par Value                15,358,668         59,892        4,738,500 [B]      8,939,396 [A]      19,889,564
                                                                                    59,892 [B]        330,000 [C]
  Notes Receivables                                (71,101)            --                                                 (71,101)
  Preferred Stock                                                   2,124            2,124 [B]                                 --
  Deferred Compensation                           (478,718)            --                                                (478,718)
  Accumulated Earnings (Deficit)                (2,115,527)     1,185,998        1,185,998 [B]                         (2,115,527)
                                            --------------  -------------                                          --------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)            12,694,661      1,829,813                                              17,225,661
                                            --------------  -------------                                          --------------

Minority Interest in TopTeam                            --             --                           2,606,175 [B]       2,606,175
                                            --------------  -------------     ------------       ------------      --------------

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                    $   14,281,980  $   8,654,354     $ 22,665,264       $ 22,665,264      $   30,093,785
                                            ==============  =============     ============       ============      ==============

NOTE: TopTeam financials are included in EMKT financials.

         See Notes to Pro Forma Condensed Combined Financial Statements.

                                                                                                                      SCHEDULE #1
EMARKETPLACE, INC.

ACQUIRED ENTITIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF OCTOBER 31, 1999.
[UNAUDITED]

                                                                Acquired Entities Historicals
                                        --------------------------------------------------------------------------       Total
                                           Image       Devries    Full Moon      Orell       Muccino   On Course       Acquired
                                        October 31,  October 31, October 31,   October 31, October 31, October 31,    Entities to
                                           1999         1999        1999          1999        1999        1999         Exhibit A
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------
ASSETS:
Current Assets:
   Cash and Cash Equivalents            $    19,618  $   205,548 $   347,864   $    24,612 $   233,965 $     2,719    $   834,326
   Accounts Receivable, net                 789,748      808,586     936,074       321,705     558,836      58,847      3,473,796
   Note Receivable to
     related party                               --      287,751          --            --          --          --        287,751
   Prepaid and Other Current Assets          36,668       42,297      45,070            --      99,892      63,540        287,467
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

   Total Current Assets                     846,034    1,344,182   1,329,008       346,317     892,693     125,106      4,883,340
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

Property and Equipment - Net                 75,900    2,360,057     243,789        17,731     893,015      35,827      3,626,319
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

Investments                                      --           --      80,000            --          --          --         80,000
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

Other Assets:
   Intangible Assets, net                        --          193          --           800       2,600       2,085          5,678
   Other                                      8,000        6,776      12,497        12,392      19,352          --         59,017
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

   Total Other Assets                         8,000        6,969      12,497        13,192      21,952       2,085         64,695
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

TOTAL ASSETS                            $   929,934  $ 3,711,208 $ 1,665,294   $   377,240 $ 1,807,660 $   163,018    $ 8,654,354
                                        ===========  =========== ===========   =========== =========== ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
   Line of credit                       $   265,000      364,564     197,221        59,000          --      96,373        982,158
   Current portion of debt                   82,700       23,048      51,301            --      50,337      39,694        247,080
   Accounts Payable                         449,315      225,594     294,347        50,234     138,805       3,854      1,162,149
   Other Accrued Liabilities                328,304      672,851     226,042        86,060     122,030      12,769      1,448,056
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

   Total Current Liabilities              1,125,319    1,286,057     768,911       195,294     311,172     152,690      3,839,443
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

Debt
   Notes payable and notes
     payable to related party               101,097           --          --            --          --       4,234        105,331
   Long-term portion of
     capital lease                               --    2,002,927      48,858            --     827,982          --      2,879,767
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

   Total Debt                               101,097    2,002,927      48,858            --     827,982       4,234      2,985,098
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

TOTAL LIABILITIES                         1,226,416    3,288,984     817,769       195,294   1,139,154     156,924      6,824,541
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIT):
   Common Stock                               3,000           --     564,400         1,520       8,129       4,750        581,799
   Common Stock Subscribed at Par                --           --          --            --          --          --             --
   Capital in Excess of Par Value                --           --          --            --          --      59,892         59,892
   Notes Receivables                             --           --          --            --          --          --             --
   Preferred Stock                               --        2,124          --            --          --          --          2,124
   Deferred Compensation                         --           --          --            --          --          --             --
   Accumulated Earnings (Deficit)          (299,482)     420,100     283,125       180,426     660,377     (58,548)     1,185,998
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

TOTAL STOCKHOLDERS'
     EQUITY (DEFICIT)                      (296,482)     422,224     847,525       181,946     668,506       6,094      1,829,813
                                        -----------  ----------- -----------   ----------- ----------- -----------    -----------

TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY               $   929,934  $ 3,711,208 $ 1,665,294   $   377,240 $ 1,807,660 $   163,018    $ 8,654,354
                                        ===========  =========== ===========   =========== =========== ===========    ===========

See Notes to Pro Forma Condensed Combined Financial Statements.

EXHIBIT B

EMARKETPLACE, INC.


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999.
[UNAUDITED]

                                                  Historicals
                                        -------------------------------
                                                             Acquired
                                                          Entities from
                                            EMKT           Schedule #2        Pro Forma Adjustments
                                        September 30,      October 31,    ------------------------------          Pro Forma
                                            1999              1999           Debit             Credit             Combined
                                        --------------  ---------------   ------------      ------------      ----------------
REVENUE                                 $    2,882,249  $     5,526,304   $                 $                 $      8,408,553
                                        --------------  ---------------   ------------      ------------      ----------------
Operating Costs and Expenses:
   Cost of Revenue                           2,677,629        2,940,308                                              5,617,937
   Selling, General and
     Administrative                            914,281        2,008,333                                              2,922,614
   Product Development                          99,167               --                                                 99,167
   Amortization of Goodwill and
     Other Acquired Intangibles                580,332               --        128,936 [J]                             709,268
                                        --------------  ---------------  -------------      ------------      ----------------

   Total Operating Costs and
     Expenses                                4,271,409        4,948,641                                              9,348,986
                                        --------------  ---------------  -------------      ------------      ----------------
INCOME (LOSS) FROM OPERATIONS               (1,389,160)         577,663                                               (940,433)
                                        --------------  ---------------  -------------      ------------      ----------------

Other Income (Expense):
   Interest Income                               2,788              409                                                  3,197
   Interest Expense                            (11,908)         (65,220)                                               (77,128)
   Other                                            --           13,909                                                 13,909
                                        --------------  ---------------  -------------      ------------      ----------------

   Total Other Income (Expense)                 (9,120)         (50,902)                                               (60,022)
                                        --------------- ---------------  -------------      ------------      ----------------

Income (Loss) Before Minority
     Interest and Income Tax
     Provision                              (1,398,280)         526,761                                             (1,000,455)

Minority Interest                               18,181               --        289,714 [K]                            (271,533)
                                        --------------  ---------------  -------------      ------------      -----------------

Income (Loss) Before Income
     Tax Provision                          (1,380,099)         526,761                                             (1,271,988)

Income Tax Provision                                --          214,000                          214,000 [L]                --
                                        --------------  ---------------  -------------      ------------      ----------------

NET INCOME (LOSS)                       $   (1,380,099) $       312,761  $     418,650      $    214,000      $     (1,271,988)
                                        ==============  ===============  =============      ============      ================

NET LOSS PER SHARE:
   Basic and Diluted                    $        (0.11)                                                       $          (0.09)
                                        ==============                                                        ================

   Weighted Average Common Shares
     Outstanding                            12,691,460                                                              13,736,460
                                        ==============                                                        ================

See Notes to Pro Forma Condensed Combined Financial Statements.

SCHEDULE #2

EMARKETPLACE, INC.


ACQUIRED ENTITIES
PRO FORMA CONDENSED  COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED
OCTOBER 31, 1999.
[UNAUDITED]


                                                              Acquired Entities Historicals
                                  ----------------------------------------------------------------------------------       Total
                                     Image        Devries      Full Moon       Orell        Muccino       On Course      Acquired
                                  October 31,   October 31,   October 31,   October 31,   October 31,    October 31,    Entities to
                                     1999           1999         1999          1999          1999           1999         Exhibit B
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------
REVENUE                           $ 1,130,821   $ 1,708,797   $ 1,487,328   $   408,855   $   658,481    $   132,022    $ 5,526,304
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------

Operating Costs and Expenses:
   Cost of Revenue                    668,219       938,047       734,737       176,522       380,605         42,178      2,940,308
   Selling, General and
     Administrative                   237,173       821,139       700,242        76,683        91,513         81,583      2,008,333
   Product Development                     --            --            --            --            --             --             --
   Amortization of Goodwill and
     Other Acquired Intangibles            --            --            --            --            --             --             --
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------

   Total Operating Costs and
     Expenses                         905,392     1,759,186     1,434,979       253,205       472,118        123,761      4,948,641
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------

INCOME (LOSS) FROM OPERATIONS         225,429       (50,389)       52,349       155,650       186,363          8,261        577,663
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------

Other Income (Expense):
   Interest Income                         --            --            --           317            92             --            409
   Interest Expense                   (17,422)      (10,272)       (9,018)       (1,083)      (26,170)        (1,255)       (65,220)
   Other                               17,720          (106)       (1,803)           --            --         (1,902)        13,909
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------

Total Other Income (Expenses)             298       (10,378)      (10,821)         (766)      (26,078)        (3,157)       (50,902)
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------

Income (Loss) Before Income
     Tax Provision (Benefit)          225,727       (60,767)       41,528       154,884       160,285          5,104        526,761

Income Tax Provision (Benefit)         97,000        (8,000)       22,000        43,000        59,000          1,000        214,000
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------

NET INCOME (LOSS)                 $   128,727   $   (52,767)  $    19,528   $   111,884   $   101,285    $     4,104    $   312,761
                                  ===========   ===========   ===========   ===========   ===========    ===========    ===========


See Notes to Pro Forma Condensed Combined Financial Statements.

EXHIBIT C

EMARKETPLACE, INC.


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE
MONTHS ENDED JUNE 30, 1999.
[UNAUDITED]


                                                  Historicals
                                        ------------------------------
                                                            Acquired
                                                         Entities from
                                             EMKT         Schedule #3          Pro Forma Adjustments
                                           June 30,        July 31,      -------------------------------          Pro Forma
                                             1999            1999            Debit             Credit             Combined
                                        --------------  ---------------  -------------      ------------      ----------------
REVENUE                                 $    2,208,855  $    15,767,675  $                  $                 $     17,976,530
                                        --------------  ---------------  -------------      ------------      ----------------

Operating Costs and Expenses:
   Cost of Revenue                           2,061,725       11,719,739                                             13,781,464
   Selling, General and Administrative         453,616        3,530,667                                              3,984,283
   Product Development                          19,173               --                                                 19,173
   Amortization of Goodwill and
     Other Acquired Intangibles                404,174               --        515,745 [J]                             919,919
                                        --------------  ---------------  -------------      ------------      ----------------

   Total Operating Costs and
     Expenses                                2,938,688       15,250,406                                             18,704,839
                                        --------------  ---------------  -------------      ------------      ----------------

INCOME (LOSS) FROM OPERATIONS                 (729,833)         517,269                                               (728,309)
                                        --------------  ---------------  -------------      ------------      ----------------

Other Income (Expense):
   Interest Income                               5,795               --                                                  5,795
   Interest Expense                             (4,259)        (414,645)                                              (418,904)
   Other                                            --         (136,510)                                              (136,510)
                                        --------------  ---------------  -------------      ------------      ----------------

   Total Other Income (Expense)                  1,536         (551,155)                                              (549,619)
                                        --------------  ---------------  -------------      ------------      ----------------

Net Loss Before Minority Interest
     and Income Tax Provision                 (728,297)         (33,886)                                            (1,277,928)

Minority Interest                                   --               --                                                     --
                                        --------------  ---------------  -------------      ------------      ----------------

Net Loss Before Income Tax
     Provision                                (728,297)         (33,886)                                            (1,277,928)

Income Tax Provision                                --         (117,803)                         117,803 [L]                --
                                        --------------  ---------------  -------------      ------------      ----------------

NET LOSS                                $     (728,297) $      (151,689) $     515,745      $    117,803      $     (1,277,928)
                                        ==============  ===============  =============      ============      ================

NET LOSS PER SHARE:
   Basic and Diluted                    $        (0.06)                                                       $          (0.10)
                                        ==============                                                        ================

   Weighted Average Common Shares
     Outstanding                            11,224,793                                                              12,269,793
                                        ==============                                                        ================


See Notes to Pro Forma Condensed Combined Financial Statements.

SCHEDULE #3

EMARKETPLACE, INC.


ACQUIRED ENTITIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED
JULY 31, 1999.
[UNAUDITED]


                                                                Acquired Entities Historicals
                                -------------------------------------------------------------------------------------     Total
                                    Image        Devries       Full Moon       Orell         Muccino      On Course     Acquired
                                   July 31,      July 31,       July 31,      July 31,       July 31,      July 31,    Entities to
                                    1999          1999            1999          1999           1999          1999       Exhibit C
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------
REVENUE                         $  2,353,603   $  6,190,839   $  3,813,951  $    980,256   $  2,131,364  $    297,662  $ 15,767,675
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------

Operating Costs and Expenses:
   Cost of Revenue                 1,568,070      4,922,892      2,895,747       618,378      1,582,264       132,388    11,719,739
   Selling, General and Admin        972,923        972,884        715,710       252,092        411,353       205,705     3,530,667
   Product Development                    --             --             --            --             --            --            --
   Amortization of Goodwill and
     Other Acquired Intangibles           --             --             --            --             --            --            --
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------

   Total Operating Costs and
     Expenses                      2,540,993      5,895,776      3,611,457       870,470      1,993,617       338,093    15,250,406
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------

INCOME (LOSS) FROM OPERATIONS       (187,390)       295,063        202,494       109,786        137,747       (40,431)      517,269
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------


Other Income (Expense):
   Interest Income                        --             --             --            --             --            --            --
   Interest Expense                  (48,686)      (250,288)       (14,857)           --        (96,577)       (4,237)     (414,645)
   Other                             (91,028)       (16,605)            --            --        (28,877)           --      (136,510)
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------

   Total Other Income (Expense)     (139,714)      (266,893)       (14,857)           --       (125,454)       (4,237)     (551,155)
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------


Net Income (Loss)
   before income taxes              (327,104)        28,170        187,637       109,786         12,293       (44,668)      (33,886)

Income Tax Provision                     800         10,063         70,470        33,471          2,999            --       117,803
                                ------------   ------------   ------------  ------------   ------------  ------------  ------------

NET INCOME (LOSS)               $   (327,904)  $     18,107   $    117,167  $     76,315   $      9,294  $    (44,668) $   (151,689)
                                ============   ============   ============  ============   ============  ============  ============

See Notes to Pro Forma Condensed Combined Financial Statements.

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